UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

MICROCHIP TECHNOLOGY INCORPORATED
(Exact Name Of Registrant As Specified In Its Charter)

Delaware	86-0629024
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

2355 West Chandler Boulevard, Chandler, Arizona 85224-6199
(Address, including Zip Code, of Registrant’s Principal Executive Office)

MICROCHIP TECHNOLOGY INCORPORATED
1994 International Employee Stock Purchase Plan
(Full Title of the Plan)

Steve Sanghi
Chair of the Board, CEO and President
MICROCHIP TECHNOLOGY INCORPORATED
2355 West Chandler Boulevard, Chandler, Arizona 85224-6199
(480) 792-7200
(Telephone Number, Including Area Code, Of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2(B) of the Securities Act. ☐

PART I

EXPLANATORY NOTE

This Registration Statement on Form S-8 ("Registration Statement") is filed by Microchip Technology Incorporated (the "Registrant" or the "Company") for the purpose of registering 537,763 shares of common stock of the Registrant reserved for issuance under the Registrant’s 1994 International Employee Stock Purchase Plan.

INFORMATION REQUIRED IN THE PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the equity benefit plan covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed by the Registrant with the SEC:

(1)
The Registrant’s Annual Report on Form 10-K for the fiscal year ended March 31, 2025 filed with the SEC on May 23, 2025 including information specifically incorporated by reference from the Registrant's Definitive Proxy Statement on Schedule 14A filed with the SEC on July 7, 2025.

(2)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2025 filed with the SEC on August 7, 2025.

(3)
All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (1) above.

(4)
The description of the Registrant’s Common Stock included in Exhibit 4.2 to Form 10-K for the fiscal year ended March 31, 2025 filed with the SEC on May 23, 2025, including any amendment or report updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement that indicates all securities offered hereby have been sold or that de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel

Not applicable.

Item 6. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law ("Delaware Law") authorizes a court to award or a corporation’s Board of Directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising by reason of the fact that the person was an officer, director, employee or agent of the corporation, or is or was serving at the request of the corporation or other enterprise (including liabilities arising under the Securities Act). Article VI of the Registrant’s Bylaws provides for mandatory indemnification of its directors and executive officers, to the maximum extent permitted by Delaware Law. Article VI of the Registrant’s Bylaws also provides for permissive indemnification of the Registrant’s employees and agents to the extent, and in the manner, permitted by Delaware Law. The Registrant has entered into indemnification agreements with its directors and selected officers, a form of which was filed on May 20, 2022 as Exhibit 10.4 to the 10-K. The indemnification agreements provide the Registrant’s directors and selected officers with further indemnification to the maximum extent permitted by Delaware Law. The Registrant’s directors and officers are insured under policies of insurance maintained by the Registrant, subject to the limits of the policies, against any claims made against them by reason of being or having been such directors or officers.

Item 7. Exemption From Registration Claimed

Not applicable.

Item 8. Exhibits

4.1
Microchip Technology Incorporated 1994 International Employee Stock Purchase Plan, as amended and restated through August 22, 2023 (filed as Exhibit 10.2 to the Registrant’s Current Report on Form 8-K, as filed with the SEC on August 23, 2023)

4.2	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, as filed with the SEC on August 26, 2021)

4.3
Amended and Restated Bylaws of Registrant, as amended through August 22, 2023 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, as filed with the SEC on August 23, 2023)

5.1	Opinion and Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1)

24.1	Power of Attorney (reference is made to page 6 of this Registration Statement)

107	Filing Fee Table

Item 9. Undertakings

(a)The undersigned registrant hereby undertakes:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
(2)That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to Item 6 of Part II of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Chandler, State of Arizona, on August 7, 2025.

MICROCHIP TECHNOLOGY INCORPORATED
By: /s/ Steve Sanghi
Steve Sanghi Chair of the Board, CEO and President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Steve Sanghi and J. Eric Bjornholt, and each of them, his or her attorneys-in-fact, each with the power of substitution, for the undersigned and in undersigned’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and all post-effective amendments thereto, and to file the same, with all exhibits thereto in all documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or his or her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Steve Sanghi	Chair of the Board, CEO and President	August 7, 2025
Steve Sanghi	(Principal Executive Officer)

/s/ J. Eric Bjornholt	Senior Vice President and Chief Financial Officer	August 7, 2025
J. Eric Bjornholt	(Principal Financial and Accounting Officer)

/s/ Ellen L. Barker	Director	August 1, 2025
Ellen L. Barker

/s/ Rick Cassidy	Director	August 2, 2025
Rick Cassidy

/s/ Matthew W. Chapman	Director	August 1, 2025
Matthew W. Chapman

/s/ Victor Peng	Director	August 3, 2025
Victor Peng

/s/ Karen M. Rapp	Director	August 6, 2025
Karen M. Rapp